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                                                                     Exhibit 21



                           Subsidiaries of the Company

CM Holding Trust, a Delaware business trust

Charter Mac Equity Issuer Trust, a Delaware business trust

        Subsidiary of Charter Mac Equity Issuer Trust, a Delaware business trust
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CharterMac Origination Trust I, a Delaware business trust

CharterMac Owner Trust I, a Delaware business trust